[GRAPHIC OMITTED]
              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                NORTH CAROLINA DAILY MUNICIPAL INCOME FUND, INC.

The Corporation is authorized to issue 20,000,000,000 Common Shares - Par Value $.001 each

THIS CERTIFIES THAT [    SPECIMEN   ]  IS THE OWNER OF [              ]

FULLY PAID AND NON-ASSESABLE SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEROF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND TO BE SEALED WITH THE SEAL OF THE CORPORATION.

DATED [              ]